As filed with the Securities and Exchange Commission on February 20,
1998.
                                  Registration No. _________


             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
                     ___________________

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                     ___________________

                 GOLF TRUST OF AMERICA, INC.
   (Exact name of registrant as specified in its charter)

    Maryland                               33-0724736
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)

                   14 North Adger's Wharf
              Charleston, South Carolina 29401
                       (803) 723-4653
          (Address of principal executive offices)


                GOLF TRUST OF AMERICA, INC.
               EMPLOYEE STOCK PURCHASE PLAN
                  (Full title of the plan)

                    W. Bradley Blair, II
            President and Chief Executive Officer
                 Golf Trust of America, Inc.
                   14 North Adger's Wharf
              Charleston, South Carolina 29401
                       (803) 723-4653
(Name and address and telephone number, including area code, of agent for service)


              CALCULATION  OF REGISTRATION  FEE

                                      Proposed    Proposed
Title of                              maximum     maximum
securities               Amount       offering    aggregate        Amount of
to be                    to be        price per   offering         registration
registered               Registered   share       price            fee

Common Stock,
par value                250,000
$0.01 per share          Shares<1>    $28.50<2>   $7,125,000<2>   $2,102<2>


________________


<1>   This Registration Statement covers, in addition to the
      number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<2>   Pursuant to Rule 457(h), the maximum offering price, per
      share and in the aggregate, and the registration fee were calculated based upon the average of the high ($28.75) and low ($28.25) prices of the Common Stock on February 19, 1998 as reported on the American Stock Exchange.

The Exhibit Index for this Registration Statement is at page 6.


                           PART I

                 INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS


       The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                           PART II

                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents of Golf Trust of America, Inc.
(the "Company") filed with the Commission are incorporated herein by reference:

       (a)  The Company's Annual Report on Form 10-K for the
            Company's fiscal year ended 1996;

       (b) The Company's Quarterly Reports on Forms 10-Q for the Company's quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997;

       (c)  The Company's Current Reports on Forms 8-K  filed
            March 4, 1997 as amended by Form 8-K/A filed
            March 17, 1997, and filed August 12, 1997; and

       (d) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on February 7, 1997.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

       The Common Stock is registered pursuant to Section 12 of the Exchange Act. Therefore, the description of the securities is omitted.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 2.418 of the Maryland General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Company's Charter and By-Laws require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted by law, and permit the Company to advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and cover officers and directors under the Company's directors' and officers' liability insurance.

       Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.


ITEM 8.   EXHIBITS

       See the attached Exhibit Index on page 6.


ITEM 9.  UNDERTAKINGS

  (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required
            by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any
            facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii)     To include any material
            information with respect to the plan of
            distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and
  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                         SIGNATURES

       Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of South Carolina, on February 16, 1998.

                           GOLF TRUST OF AMERICA, INC.


                             By: /s/ W. Bradley Blair, II
                                 W. Bradley Blair, II
                                 President and Chief Executive
                                 Officer


                      POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints W. Bradley Blair, II his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                    TITLE                                 DATE


/s/ W. Bradley Blair, II     President, Chief Executive            February 16, 1998
W. Bradley Blair, II         Officer and Chairman of the Board
                             of Directors


/s/ David J. Dick            Executive Vice President and          February 16, 1998
David J. Dick                Director


/s/ Scott D. Peters          Senior Vice President and Chief      February 16, 1998
Scott D. Peters              Financial Officer


/s/ Larry D. Young           Director                             February 16, 1998
Larry D. Young


/s/ Roy C. Chapman           Director                             February 16, 1998
Roy C. Chapman


/s/ Raymond V. Jones         Director                             February 16, 1998
Raymond V. Jones


/s/ Fred W. Reams            Director                             February 16, 1998
Fred W. Reams


/s/ Edward L. Wax            Director                             February 16, 1998
Edward L. Wax




                        EXHIBIT INDEX

  Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.


Exhibit No.                Description



4.1         Golf Trust of America, Inc. Employee Stock
            Purchase Plan

4.2         Form of Golf Trust of America, Inc. Employee Stock
            Purchase Plan Subscription Agreement

5.1         Opinion of O'Melveny & Myers LLP (opinion re:
            legality)

23.1 Consent of BDO Seidman L.L.P. (consent of independent auditors)

23.2        Consent of Counsel (included in Exhibit 5.1)

24.1        Power of Attorney (included in this Registration
            Statement under "Signatures")